Exhibit (q)(2)

SSGA FUNDS

STATE STREET MASTER FUNDS

STATE STREET INSTITUTIONAL INVESTMENT TRUST

STATE STREET NAVIGATOR SECURITIES LENDING TRUST

STATE STREET INSTITUTIONAL FUNDS

STATE STREET VARIABLE INSURANCE SERIES FUNDS, INC.

ELFUN GOVERNMENT MONEY MARKET FUND

ELFUN TAX-EXEMPT INCOME FUND

ELFUN INCOME FUND

ELFUN DIVERSIFIED FUND

ELFUN INTERNATIONAL EQUITY FUND

ELFUN TRUSTS

POWER OF ATTORNEY

The undersigned Director/Trustee of SSGA Funds, State Street Master Funds, State Street Institutional Investment Trust, State Street Navigator Securities Lending Trust, State Street Institutional Funds, State Street Variable Insurance Series Funds, Inc., Elfun Government Money Market Fund, Elfun Tax-Exempt Income Fund, Elfun Income Fund, Elfun Diversified Fund, Elfun International Equity Fund and Elfun Trusts (each, a “Fund Entity” and collectively, the “Fund Entities”), as applicable, hereby constitutes and appoints David Barr, Esq., Ann M. Carpenter, Chad C. Hallett, Arthur A. Jensen, Sean O’Malley, Esq., Bruce S. Rosenberg, David Urman, Esq., Julie Lee, Esq., and Rebecca Savage, Esq., and each of them singly with full powers of substitution and resubstitution, as his true and lawful attorney-in-fact and agent, to execute in his name and on his behalf, and in any and all capacities indicated below, the Registration Statements on Form N-1A, and any and all amendments (including post-effective amendments) thereto, and all other documents, filed by any of the applicable Fund Entities or their affiliates with the Securities and Exchange Commission (the “SEC”) under the Investment Company Act of 1940, as amended, and (as applicable) the Securities Act of 1933, as amended (collectively, the “Acts”), and any and all instruments which such attorneys and agents, or any of them, deem necessary or advisable to enable any of the applicable Fund Entities or their affiliates to comply with such Acts, the rules, regulations and requirements of the SEC, the securities, Blue Sky law and/or corporate/trust laws of any state or other jurisdiction, the Commodity Futures Trading Commission, and the regulatory authorities of any foreign jurisdiction, including all documents necessary to ensure each of the applicable Fund Entities has insurance and fidelity bond coverage, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and such other jurisdictions, and the undersigned hereby ratifies and confirms as his own act and deed any and all acts that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. Any one of such attorneys and agents has, and may exercise, all of the powers hereby conferred. The undersigned hereby revokes any Powers of Attorney previously granted with respect to any of the applicable Fund Entities concerning the filings and actions described herein. This Power of Attorney shall become invalid with respect to the undersigned Director/Trustee of each Fund Entity upon such Director’s/Trustee’s retirement, resignation or removal as a Director/Trustee of such Fund Entity.

If it is determined by a court of competent jurisdiction that any provision of this Power of Attorney is invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Power of Attorney. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the 10th day of March 2023.

SIGNATURE	TITLE

/s/ Mark E. Swanson	Director/Trustee
Mark E. Swanson

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